Exhibit 23.4
CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS
To the Board of Directors:
Petro Resources Corporation
Houston, Texas
     We hereby consent to the use of the name Cawley, Gillespie & Associates, Inc. and the inclusion of and reference to our reports, or information contained therein, dated August 23, 2007 and March 13, 2007, prepared for Petro Resources Corporation and presented in the Registration Statement on Form SB-2 of Petro Resources Corporation for the filing dated on or about August 24, 2007.
Cawley Gillespie & Associates, Inc.
Petroleum Engineers
http://www.cgaus.com/
Houston, Texas
August 24, 2007